2Q25	FINANCIALRESULTS

BNY Reports Second Quarter 2025
Earnings Per Common Share of $1.93

NEW YORK, July 15, 2025 – The Bank of New York Mellon Corporation (“BNY”) (NYSE: BK) today has reported financial results for the second quarter of 2025.

CEO COMMENTARY

BNY delivered a strong performance in the second quarter. Total revenue was up 9% year-over-year and for the first time exceeded $5 billion in a quarter. We also generated another quarter of significant positive operating leverage which resulted in an improved pre-tax margin of 37% and an ROTCE of 28%.
BNY’s ongoing transformation has significant momentum. Only one year after the launch of our new commercial model last summer, we delivered two consecutive quarters of record sales in the first half of the year. It is also notable that the parts of the company that were the first to transition to our platforms operating model in the spring of last year have displayed faster delivery times, enhanced service quality, increased innovation along with greater efficiency.
Our role as a financial services platforms company at the heart of the world’s capital markets combined with our diversified business model positions us for a wide range of economic scenarios. Our results in the first half of the year underscore BNY’s potential to create value for clients and shareholders, and we are entering the second half of the year with the momentum that comes from consistent execution and delivery.
– Robin Vince, Chief Executive Officer

EPS	Pre-tax margin	ROE	ROTCE

$1.93	37%	14.7%	27.8% (a)

KEY FINANCIAL INFORMATION

(dollars in millions, except per share amounts and unless otherwise noted)		2Q25 vs.
	2Q25	1Q25	2Q24
Selected income statement data:

Total fee revenue	$3,641	7%	7%
Investment and other revenue	184	N/M	N/M
Net interest income	1,203	4%	17%
Total revenue	$5,028	5%	9%
Provision for credit losses	(17)	N/M	N/M
Noninterest expense	$3,206	(1)%	4%
Net income applicable to common shareholders	$1,391	21%	22%
Diluted EPS	$1.93	22%	27%

Selected metrics:

AUC/A (in trillions)	$55.8	5%	13%
AUM (in trillions)	$2.1	5%	3%

Financial ratios:	2Q25	1Q25	2Q24

Pre-tax operating margin	37%	32%	33%
ROE	14.7%	12.6%	12.7%
ROTCE (a)	27.8%	24.2%	24.6%

Capital ratios:

Tier 1 leverage ratio	6.1%	6.2%	5.8%
CET1 ratio	11.5%	11.5%	11.4%

HIGHLIGHTS

Results
•Total revenue of $5.0 billion, increased 9%
•Noninterest expense of $3.2 billion, increased 4%; also 4% excluding notable items (a)
•Diluted EPS of $1.93, increased 27%; or 28% excluding notable items (a)

Profitability
•Pre-tax operating margin of 37%
•ROTCE of 27.8% (a)

Balance sheet
•Average deposits of $300 billion, increased 5% year-over-year and 6% sequentially
•Tier 1 leverage ratio of 6.1%, increased 23 bps year-over-year and decreased 17 bps sequentially

Capital distribution
•Returned $1.2 billion of capital to common shareholders
•$346 million of dividends
•$895 million of share repurchases
•Total payout ratio of 92% year-to-date

(a) For information on the Non-GAAP measures, see “Explanation of GAAP and Non-GAAP financial measures” beginning on page 9.
Note: Above comparisons are 2Q25 vs. 2Q24, unless otherwise noted.
Media: Anneliese Diedrichs +44 7930 135 524	Investors: Marius Merz +1 212 298 1480

BNY 2Q25 Financial Results
CONSOLIDATED FINANCIAL HIGHLIGHTS

(dollars in millions, except per share amounts and unless otherwise noted; not meaningful - N/M)				2Q25 vs.
	2Q25	1Q25	2Q24	1Q25		2Q24
Fee revenue	$3,641	$3,403	$3,398	7%		7%
Investment and other revenue	184	230	169	N/M		N/M
Total fee and other revenue	3,825	3,633	3,567	5		7
Net interest income	1,203	1,159	1,030	4		17
Total revenue	5,028	4,792	4,597	5		9
Provision for credit losses	(17)	18	—	N/M		N/M
Noninterest expense	3,206	3,252	3,070	(1)		4
Income before taxes	1,839	1,522	1,527	21		20
Provision for income taxes	404	300	357	35		13
Net income	$1,435	$1,222	$1,170	17%		23%
Net income applicable to common shareholders of The Bank of New York Mellon Corporation	$1,391	$1,149	$1,143	21%		22%
Operating leverage (a)				633	bps	495	bps
Diluted earnings per common share	$1.93	$1.58	$1.52	22%		27%
Average common shares and equivalents outstanding - diluted (in thousands)	720,007	727,398	751,596
Pre-tax operating margin	37%	32%	33%
Metrics:
Average loans	$71,265	$69,670	$68,283	2%		4%
Average deposits	300,298	282,535	284,843	6		5
AUC/A at period end (in trillions) (current period is preliminary)	55.8	53.1	49.5	5		13
AUM at period end (in trillions) (current period is preliminary)	2.11	2.01	2.05	5		3
Non-GAAP measures, excluding notable items: (b)
Adjusted total revenue	$5,028	$4,752	$4,597	6%		9%
Adjusted noninterest expense	$3,194	$3,212	$3,077	(1)%		4%
Adjusted operating leverage (a)				637	bps	558	bps
Adjusted diluted earnings per common share	$1.94	$1.58	$1.51	23%		28%
Adjusted pre-tax operating margin	37%	32%	33%
(a)    Operating leverage is the rate of increase (decrease) in total revenue less the rate of increase (decrease) in total noninterest expense.
(b)    See “Explanation of GAAP and Non-GAAP financial measures” beginning on page 9 for additional information.
bps – basis points.

KEY DRIVERS (comparisons are 2Q25 vs. 2Q24, unless otherwise noted)
•Total revenue increased 9%, primarily reflecting:
•Fee revenue increased 7%, primarily reflecting net new business, higher market values, client activity and foreign exchange revenue, and the favorable impact of the weaker U.S. dollar, partially offset by the mix of AUM flows.
•Investment and other revenue increased primarily reflecting favorable seed capital and other investments results, partially offset by higher net securities losses.
•Net interest income increased 17%, primarily reflecting the continued reinvestment of maturing investment securities at higher yields and balance sheet growth, partially offset by changes in deposit mix.
•Provision for credit losses was a benefit of $17 million, primarily driven by property-specific reserve releases related to our commercial real estate exposure.
•Noninterest expense increased 4%, primarily reflecting higher investments, employee merit increases, higher revenue-related expenses, adjustments to the FDIC special assessment and the unfavorable impact of the weaker U.S. dollar, partially offset by efficiency savings. Excluding notable items, noninterest expense also increased 4% (a).
•Effective tax rate of 22.0%.

Assets under custody and/or administration (“AUC/A”) and Assets under management (“AUM”)
•AUC/A increased 13%, primarily reflecting client inflows, higher market values and the favorable impact of the weaker U.S. dollar.
•AUM increased 3% primarily reflecting higher market values and the favorable impact of the weaker U.S. dollar, partially offset by cumulative net outflows.

Capital and liquidity
•$346 million of dividends to common shareholders (b); $895 million of common share repurchases.
•Return on common equity (“ROE”) – 14.7%; Return on tangible common equity (“ROTCE”) – 27.8% (a).
•Common Equity Tier 1 (“CET1”) ratio – 11.5%; Tier 1 leverage ratio – 6.1%.
•Average liquidity coverage ratio (“LCR”) – 112%; Average net stable funding ratio (“NSFR”) – 131%.
•Total Loss Absorbing Capacity (“TLAC”) ratios exceed minimum requirements.

(a)    See “Explanation of GAAP and Non-GAAP financial measures” beginning on page 9 for additional information.
(b)    Including dividend-equivalents on share-based awards.
Note: Throughout this document, sequential growth rates are unannualized.

2

BNY 2Q25 Financial Results
SECURITIES SERVICES BUSINESS SEGMENT HIGHLIGHTS

(dollars in millions, unless otherwise noted; not meaningful - N/M)				2Q25 vs.
	2Q25	1Q25	2Q24	1Q25	2Q24
Investment services fees:
Asset Servicing	$1,094	$1,062	$1,018	3%	7%
Issuer Services	376	267	322	41	17
Total investment services fees	1,470	1,329	1,340	11	10
Foreign exchange revenue	175	136	144	29	22
Other fees (a)	60	65	56	(8)	7
Total fee revenue	1,705	1,530	1,540	11	11
Investment and other revenue	94	140	104	N/M	N/M
Total fee and other revenue	1,799	1,670	1,644	8	9
Net interest income	675	630	595	7	13
Total revenue	2,474	2,300	2,239	8	10
Provision for credit losses	(13)	8	(3)	N/M	N/M
Noninterest expense	1,620	1,584	1,554	2	4
Income before taxes	$867	$708	$688	22%	26%

Total revenue by line of business:
Asset Servicing	$1,870	$1,786	$1,687	5%	11%
Issuer Services	604	514	552	18	9
Total revenue by line of business	$2,474	$2,300	$2,239	8%	10%

Pre-tax operating margin	35%	31%	31%

Securities lending revenue (b)	$56	$52	$46	8%	22%

Metrics:
Average loans	$11,327	$11,347	$11,103	—%	2%
Average deposits	$185,831	$175,854	$178,495	6%	4%

AUC/A at period end (in trillions) (current period is preliminary) (c)	$40.1	$38.1	$35.7	5%	12%
Market value of securities on loan at period end (in billions) (d)	$516	$504	$481	2%	7%
(a)    Other fees primarily include financing-related fees.
(b)    Included in investment services fees reported in the Asset Servicing line of business.
(c)    Consists of AUC/A primarily from the Asset Servicing line of business and, to a lesser extent, the Issuer Services line of business. Includes the AUC/A of CIBC Mellon Trust Company (“CIBC Mellon”), a joint venture with the Canadian Imperial Bank of Commerce, of $2.0 trillion at June 30, 2025, $1.9 trillion at March 31, 2025 and $1.7 trillion at June 30, 2024.
(d)    Represents the total amount of securities on loan in our agency securities lending program. Excludes securities for which BNY acts as agent on behalf of CIBC Mellon clients, which totaled $68 billion at June 30, 2025, $62 billion at March 31, 2025 and $66 billion at June 30, 2024.

KEY DRIVERS

•The drivers of the total revenue variances by line of business are indicated below.
•Asset Servicing – The year-over-year increase primarily reflects higher net interest income, foreign exchange revenue, market values and higher client activity. The sequential increase primarily reflects higher foreign exchange revenue, net interest income and client activity.
•Issuer Services – The year-over-year increase primarily reflects higher Depositary Receipts revenue. The sequential increase primarily reflects higher Depositary Receipts revenue and net interest income, partially offset by a disposal gain in 1Q25.
•Noninterest expense increased year-over-year primarily reflecting higher investments, employee merit increases, higher revenue-related expenses and the unfavorable impact of the weaker U.S. dollar, partially offset by efficiency savings. The sequential increase primarily reflects higher revenue-related expenses and the unfavorable impact of the weaker U.S. dollar, partially offset by efficiency savings.

3

BNY 2Q25 Financial Results
MARKET AND WEALTH SERVICES BUSINESS SEGMENT HIGHLIGHTS

(dollars in millions, unless otherwise noted; not meaningful - N/M)				2Q25 vs.
	2Q25	1Q25	2Q24	1Q25	2Q24
Investment services fees:
Pershing	$513	$503	$474	2%	8%
Treasury Services	209	209	202	—	3
Clearance and Collateral Management	385	362	338	6	14
Total investment services fees	1,107	1,074	1,014	3	9
Foreign exchange revenue	30	29	23	3	30
Other fees (a)	63	65	58	(3)	9
Total fee revenue	1,200	1,168	1,095	3	10
Investment and other revenue	36	21	23	N/M	N/M
Total fee and other revenue	1,236	1,189	1,118	4	11
Net interest income	506	497	417	2	21
Total revenue	1,742	1,686	1,535	3	13
Provision for credit losses	(6)	4	(2)	N/M	N/M
Noninterest expense	897	866	833	4	8
Income before taxes	$851	$816	$704	4%	21%

Total revenue by line of business:
Pershing	$739	$719	$663	3%	11%
Treasury Services	490	477	426	3	15
Clearance and Collateral Management	513	490	446	5	15
Total revenue by line of business	$1,742	$1,686	$1,535	3%	13%

Pre-tax operating margin	49%	48%	46%

Metrics:
Average loans	$44,262	$42,986	$41,893	3%	6%
Average deposits	$96,566	$91,905	$91,371	5%	6%

AUC/A at period end (in trillions) (current period is preliminary) (b)	$15.4	$14.7	$13.4	5%	15%
(a)    Other fees primarily include financing-related fees.
(b)    Consists of AUC/A from the Clearance and Collateral Management and Pershing lines of business.

KEY DRIVERS

•The drivers of the total revenue variances by line of business are indicated below.
•Pershing – The year-over-year increase primarily reflects higher net interest income, client activity and market values. The sequential increase primarily reflects higher client activity.
•Treasury Services – The year-over-year increase primarily reflects higher net interest income and net new business. The sequential increase primarily reflects higher net interest income.
•Clearance and Collateral Management – The year-over-year increase primarily reflects higher collateral management balances, clearance volumes and net interest income. The sequential increase primarily reflects higher collateral management balances and clearance volumes.
•Noninterest expense increased year-over-year primarily reflecting higher investments and litigation reserves, employee merit increases and higher revenue-related expenses, partially offset by efficiency savings. The sequential increase primarily reflects higher litigation reserves and the unfavorable impact of the weaker U.S. dollar, partially offset by efficiency savings.

4

BNY 2Q25 Financial Results
INVESTMENT AND WEALTH MANAGEMENT BUSINESS SEGMENT HIGHLIGHTS

(dollars in millions, unless otherwise noted; not meaningful - N/M)					2Q25 vs.
	2Q25	1Q25	2Q24	(a)	1Q25	2Q24	(a)
Investment management fees (a)	$748	$735	$754		2%	(1)%
Performance fees	10	5	8		N/M	N/M
Investment management and performance fees	758	740	762		2	(1)
Distribution and servicing fees	69	68	69		1	—
Other fees (b)	(76)	(75)	(64)		N/M	N/M
Total fee revenue	751	733	767		2	(2)
Investment and other revenue (c)	9	5	11		N/M	N/M
Total fee and other revenue (c)	760	738	778		3	(2)
Net interest income	41	41	43		—	(5)
Total revenue	801	779	821		3	(2)
Provision for credit losses	—	2	4		N/M	N/M
Noninterest expense (a)	653	714	668		(9)	(2)
Income before taxes	$148	$63	$149		135%	(1)%

Total revenue by line of business:
Investment Management (a)	$531	$505	$549		5%	(3)%
Wealth Management	270	274	272		(1)	(1)
Total revenue by line of business	$801	$779	$821		3%	(2)%

Pre-tax operating margin	19%	8%	18%
Adjusted pre-tax operating margin – Non-GAAP (d)	20%	9%	20%

Metrics:
Average loans	$13,991	$13,537	$13,520		3%	3%
Average deposits	$9,216	$9,917	$11,005		(7)%	(16)%

AUM (in billions) (current period is preliminary) (e)	$2,106	$2,008	$2,045		5%	3%
Wealth Management client assets (in billions) (current period is preliminary) (f)	$339	$327	$308		4%	10%
(a)    Effective 1Q25, an adjustment for certain rebates, which were previously recorded as distribution and servicing expense, began to be reflected as a reduction of investment management fees. These amounts totaled approximately $20 million for all periods presented and impacted the year-over-year variances for investment management fees and related revenue subtotals, noninterest expense and Investment Management total revenue in the table above.
(b)    Other fees primarily include investment services fees.
(c)    Investment and other revenue and total fee and other revenue are net of income (loss) attributable to noncontrolling interests related to consolidated investment management funds.
(d)    Net of distribution and servicing expense. See “Explanation of GAAP and Non-GAAP financial measures” beginning on page 9 for information on this Non-GAAP measure.
(e)    Represents assets managed in the Investment and Wealth Management business segment.
(f)    Includes AUM and AUC/A in the Wealth Management line of business.

KEY DRIVERS

•The drivers of the total revenue variances by line of business are indicated below.
•Investment Management – The year-over-year decrease primarily reflects the mix of AUM flows and the adjustment for certain rebates (offset in noninterest expense) (a), partially offset by higher market values, the favorable impact of the weaker U.S. dollar and higher equity investment income. The sequential increase primarily reflects higher seed capital gains, equity investment income and the favorable impact of the weaker U.S. dollar, partially offset by the mix of AUM flows.
•Wealth Management – The year-over-year decrease primarily reflects lower net interest income and changes in product mix, partially offset by higher market values.
•Noninterest expense decreased year-over-year primarily reflecting lower revenue-related expenses (including the adjustment for certain rebates (a)) and efficiency savings, partially offset by higher severance expense and the unfavorable impact of the weaker U.S. dollar. The sequential decrease primarily reflects lower revenue-related expenses and efficiency savings, partially offset by the unfavorable impact of the weaker U.S. dollar.

5

BNY 2Q25 Financial Results
OTHER SEGMENT

The Other segment primarily includes the leasing portfolio, corporate treasury activities, including our securities portfolio, derivatives and other trading activity, tax credit investments and other corporate investments, certain business exits and other corporate revenue and expense items.

(dollars in millions)	2Q25	1Q25	2Q24
Fee revenue	$(15)	$(28)	$(4)
Investment and other revenue	33	62	29
Total fee and other revenue	18	34	25
Net interest (expense)	(19)	(9)	(25)
Total revenue	(1)	25	—
Provision for credit losses	2	4	1
Noninterest expense	36	88	15
(Loss) before taxes	$(39)	$(67)	$(16)

KEY DRIVERS

•Total revenue includes corporate treasury and other investment activity, including hedging activity which has an offsetting impact between fee and other revenue and net interest expense. The sequential decrease primarily reflects net losses on sales of securities.

•Noninterest expense increased year-over-year primarily driven by higher staff expense and the net impact of the adjustments to the FDIC special assessment, partially offset by lower litigation reserves. The sequential decrease primarily reflects lower litigation reserves and severance expense.

6

BNY 2Q25 Financial Results
CAPITAL AND LIQUIDITY

Capital and liquidity ratios	June 30, 2025	March 31, 2025	Dec. 31, 2024
Consolidated regulatory capital ratios: (a)
CET1 ratio	11.5%	11.5%	11.2%
Tier 1 capital ratio	14.6	14.6	13.7
Total capital ratio	15.6	15.7	14.8
Tier 1 leverage ratio (a)	6.1	6.2	5.7
Supplementary leverage ratio (a)	6.9	6.9	6.5
BNY shareholders’ equity to total assets ratio	9.0%	9.8%	9.9%
BNY common shareholders’ equity to total assets ratio	7.9%	8.6%	8.9%

Average LCR (a)	112%	116%	115%
Average NSFR (a)	131%	132%	132%

Book value per common share	$54.76	$52.82	$51.52
Tangible book value per common share – Non-GAAP (b)	$29.57	$28.20	$27.05
Common shares outstanding (in thousands)	705,241	715,434	717,680
(a)    Regulatory capital and liquidity ratios for June 30, 2025 are preliminary. For our CET1, Tier 1 capital and Total capital ratios, our effective capital ratios under the U.S. capital rules are the lower of the ratios as calculated under the Standardized and Advanced Approaches, which for June 30, 2025, March 31, 2025 and for Dec. 31, 2024 was the Standardized Approach.
(b)    Tangible book value per common share – Non-GAAP excludes goodwill and intangible assets, net of deferred tax liabilities. See “Explanation of GAAP and Non-GAAP financial measures” beginning on page 9 for information on this Non-GAAP measure.

•CET1 capital totaled $20.1 billion and Tier 1 capital totaled $25.5 billion at June 30, 2025, both increasing compared with March 31, 2025, primarily reflecting capital generated through earnings and a net increase in accumulated other comprehensive income, partially offset by capital returned through common stock repurchases and dividends. The CET1 ratio was flat compared with March 31, 2025 reflecting the increase in capital, offset by higher risk-weighted assets. The Tier 1 leverage ratio decreased compared with March 31, 2025 reflecting higher average assets, partially offset by the increase in capital.

NET INTEREST INCOME

Net interest income				2Q25 vs.
(dollars in millions; not meaningful - N/M)	2Q25	1Q25	2Q24	1Q25	2Q24
Net interest income	$1,203	$1,159	$1,030	4%	17%
Add: Tax equivalent adjustment	1	—	1	N/M	N/M
Net interest income, on a fully taxable equivalent (“FTE”) basis – Non-GAAP (a)	$1,204	$1,159	$1,031	4%	17%

Net interest margin	1.27%	1.30%	1.15%	(3) bps	12	bps
Net interest margin (FTE) – Non-GAAP (a)	1.27%	1.30%	1.15%	(3) bps	12	bps
(a)    Net interest income (FTE) – Non-GAAP and net interest margin (FTE) – Non-GAAP include the tax equivalent adjustments on tax-exempt income. See “Explanation of GAAP and Non-GAAP financial measures” beginning on page 9 for information on this Non-GAAP measure.
bps – basis points.

•Net interest income increased year-over-year and sequentially primarily reflecting the continued reinvestment of maturing investment securities at higher yields and balance sheet growth, partially offset by changes in deposit mix.

7

BNY 2Q25 Financial Results
THE BANK OF NEW YORK MELLON CORPORATION
Condensed Consolidated Income Statement

(dollars in millions)	Quarter ended			Year-to-date
	June 30, 2025	March 31, 2025	June 30, 2024	June 30, 2025	June 30, 2024
Fee and other revenue
Investment services fees	$2,583	$2,411	$2,359	$4,994	$4,637
Investment management and performance fees	758	739	761	1,497	1,537
Foreign exchange revenue	213	156	184	369	336
Financing-related fees	51	60	53	111	110
Distribution and servicing fees	36	37	41	73	83
Total fee revenue	3,641	3,403	3,398	7,044	6,703
Investment and other revenue	184	230	169	414	351
Total fee and other revenue	3,825	3,633	3,567	7,458	7,054
Net interest income
Interest income	6,602	6,123	6,392	12,725	12,488
Interest expense	5,399	4,964	5,362	10,363	10,418
Net interest income	1,203	1,159	1,030	2,362	2,070
Total revenue	5,028	4,792	4,597	9,820	9,124
Provision for credit losses	(17)	18	—	1	27
Noninterest expense
Staff	1,768	1,834	1,720	3,602	3,577
Software and equipment	527	513	476	1,040	951
Professional, legal and other purchased services	388	366	374	754	723
Sub-custodian and clearing	150	131	134	281	253
Net occupancy	132	136	134	268	258
Distribution and servicing	63	65	88	128	184
Business development	53	48	50	101	86
Bank assessment charges	22	38	(7)	60	10
Amortization of intangible assets	11	11	13	22	25
Other	92	110	88	202	179
Total noninterest expense	3,206	3,252	3,070	6,458	6,246
Income
Income before taxes	1,839	1,522	1,527	3,361	2,851
Provision for income taxes	404	300	357	704	654
Net income	1,435	1,222	1,170	2,657	2,197
Net (income) attributable to noncontrolling interests related to consolidated investment management funds	(12)	(2)	(2)	(14)	(4)
Net income applicable to shareholders of The Bank of New York Mellon Corporation	1,423	1,220	1,168	2,643	2,193
Preferred stock dividends	(32)	(71)	(25)	(103)	(97)
Net income applicable to common shareholders of The Bank of New York Mellon Corporation	$1,391	$1,149	$1,143	$2,540	$2,096

Earnings per share applicable to the common shareholders of The Bank of New York Mellon Corporation	Quarter ended			Year-to-date
	June 30, 2025	March 31, 2025	June 30, 2024	June 30, 2025	June 30, 2024
(in dollars)
Basic	$1.95	$1.59	$1.53	$3.54	$2.79
Diluted	$1.93	$1.58	$1.52	$3.51	$2.77

8

BNY 2Q25 Financial Results
EXPLANATION OF GAAP AND NON-GAAP FINANCIAL MEASURES

BNY has included in this Earnings Release certain Non-GAAP financial measures on a tangible basis as a supplement to GAAP information, which exclude goodwill and intangible assets, net of deferred tax liabilities. We believe that the return on tangible common equity – Non-GAAP is additional useful information for investors because it presents a measure of those assets that can generate income, and the tangible book value per common share – Non-GAAP is additional useful information because it presents the level of tangible assets in relation to shares of common stock outstanding.

Net interest income, on a fully taxable equivalent (“FTE”) basis – Non-GAAP and net interest margin (FTE) – Non-GAAP and other FTE measures include the tax equivalent adjustments on tax-exempt income which allows for the comparison of amounts arising from both taxable and tax-exempt sources and is consistent with industry practice. The adjustment to an FTE basis has no impact on net income.

BNY has included the adjusted pre-tax operating margin – Non-GAAP, which is the pre-tax operating margin for the Investment and Wealth Management business segment, net of distribution and servicing expense that was passed to third parties who distribute or service our managed funds. We believe that this measure is useful when evaluating the performance of the Investment and Wealth Management business segment relative to industry competitors.

See “Explanation of GAAP and Non-GAAP Financial Measures” in the Financial Supplement available at www.bny.com for additional reconciliations of Non-GAAP measures.

BNY has also included revenue measures excluding notable items, including a disposal gain. Expense measures, excluding notable items, including severance expense, litigation reserves and the FDIC special assessment, are also presented. Litigation reserves represent accruals for loss contingencies that are both probable and reasonably estimable, but exclude standard business-related legal fees. Net income applicable to common shareholders of The Bank of New York Mellon Corporation, diluted earnings per share, operating leverage, return on common equity, return on tangible common equity and pre-tax operating margin, excluding the notable items mentioned above, are also provided. These measures are provided to permit investors to view the financial measures on a basis consistent with how management views the businesses.

Reconciliation of Non-GAAP measures, excluding notable items				2Q25 vs.
(dollars in millions, except per share amounts)	2Q25	1Q25	2Q24	1Q25		2Q24
Total revenue – GAAP	$5,028	$4,792	$4,597	5%		9%
Less: Disposal gain (a)	—	40	—
Adjusted total revenue – Non-GAAP	$5,028	$4,752	$4,597	6%		9%

Noninterest expense – GAAP	$3,206	$3,252	$3,070	(1)%		4%
Less: Severance expense (b)	34	32	29
Litigation reserves (b)	(16)	2	2
FDIC special assessment (b)	(6)	6	(38)
Adjusted noninterest expense – Non-GAAP	$3,194	$3,212	$3,077	(1)%		4%

Net income applicable to common shareholders of The Bank of New York Mellon Corporation – GAAP	$1,391	$1,149	$1,143	21%		22%
Less: Disposal gain (a)	—	32	—
Severance expense (b)	(27)	(25)	(22)
Litigation reserves (b)	16	(1)	—
FDIC special assessment (b)	5	(5)	29
Adjusted net income applicable to common shareholders of The Bank of New York Mellon Corporation – Non-GAAP	$1,397	$1,148	$1,136	22%		23%

Diluted earnings per common share – GAAP	$1.93	$1.58	$1.52	22%		27%
Less: Disposal gain (a)	—	0.04	—
Severance expense (b)	(0.04)	(0.03)	(0.03)
Litigation reserves (b)	0.02	—	—
FDIC special assessment (b)	0.01	(0.01)	0.04
Total diluted earnings per common share impact of notable items	(0.01)	—	0.01
Adjusted diluted earnings per common share – Non-GAAP	$1.94	$1.58	$1.51	23%		28%
Operating leverage – GAAP (c)				633	bps	495	bps
Adjusted operating leverage – Non-GAAP (c)				637	bps	558	bps
(a)    Reflected in Investment and other revenue.
(b)    Severance expense is reflected in Staff expense, Litigation reserves in Other expense, and FDIC special assessment in Bank assessment charges, respectively.
(c)    Operating leverage is the rate of increase (decrease) in total revenue less the rate of increase (decrease) in total noninterest expense.
bps - basis points.

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BNY 2Q25 Financial Results

Pre-tax operating margin reconciliation
(dollars in millions)	2Q25	1Q25	2Q24
Income before taxes – GAAP	$1,839	$1,522	$1,527
Impact of notable items (a)	(12)	—	7
Adjusted income before taxes, excluding notable items – Non-GAAP	$1,851	$1,522	$1,520

Total revenue – GAAP	$5,028	$4,792	$4,597
Impact of notable items (a)	—	40	—
Adjusted total revenue, excluding notable items – Non-GAAP	$5,028	$4,752	$4,597

Pre-tax operating margin – GAAP (b)	37%	32%	33%
Adjusted pre-tax operating margin – Non-GAAP (b)	37%	32%	33%
(a)    See page 9 for details of notable items and line items impacted.
(b)    Income before taxes divided by total revenue.

Return on common equity and return on tangible common equity reconciliation
(dollars in millions)	2Q25	1Q25	2Q24
Net income applicable to common shareholders of The Bank of New York Mellon Corporation – GAAP	$1,391	$1,149	$1,143
Add: Amortization of intangible assets	11	11	13
Less: Tax impact of amortization of intangible assets	2	3	3
Adjusted net income applicable to common shareholders of The Bank of New York Mellon Corporation, excluding amortization of intangible assets – Non-GAAP	$1,400	$1,157	$1,153
Impact of notable items (a)	(6)	1	7
Adjusted net income applicable to common shareholders of The Bank of New York Mellon Corporation, excluding amortization of intangible assets and notable items – Non-GAAP	$1,406	$1,156	$1,146

Average common shareholders’ equity	$37,892	$36,980	$36,044
Less: Average goodwill	16,748	16,615	16,229
Average intangible assets	2,850	2,849	2,834
Add: Deferred tax liability – tax deductible goodwill	1,236	1,226	1,213
Deferred tax liability – intangible assets	668	666	655
Average tangible common shareholders’ equity – Non-GAAP	$20,198	$19,408	$18,849

Return on common equity – GAAP (b)	14.7%	12.6%	12.7%
Adjusted return on common equity – Non-GAAP (b)	14.8%	12.6%	12.7%

Return on tangible common equity – Non-GAAP (b)	27.8%	24.2%	24.6%
Adjusted return on tangible common equity – Non-GAAP (b)	27.9%	24.2%	24.4%
(a)    See page 9 for details of notable items and line items impacted.
(b)    Returns are annualized.

CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS

A number of statements in this Earnings Release and in our Financial Supplement may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about our strategic priorities, financial performance and financial targets. Preliminary business metrics and regulatory capital ratios are subject to change, possibly materially, as we complete our Quarterly Report on Form 10-Q for the quarter ended June 30, 2025. Forward-looking statements are not guarantees of future results or occurrences, are inherently uncertain and are based upon current beliefs and expectations of future events, many of which are, by their nature, difficult to predict, outside of our control and subject to change.

By identifying these statements for you in this manner, we are alerting you to the possibility that our actual results may differ, possibly materially, from the anticipated results expressed or implied in these forward-looking statements as a result of a number of important factors, including the risk factors and other uncertainties set forth in our Annual Report on Form 10-K for the year ended Dec. 31, 2024 and our other filings with the Securities and Exchange Commission.

You should not place undue reliance on any forward-looking statement. All forward-looking statements speak only as of the date on which they were made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after such date or to reflect the occurrence of unanticipated events.

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BNY 2Q25 Financial Results
ABOUT BNY

BNY is a global financial services company that helps make money work for the world – managing it, moving it and keeping it safe. For more than 240 years BNY has partnered alongside clients, putting its expertise and platforms to work to help them achieve their ambitions. Today BNY helps over 90% of Fortune 100 companies and nearly all the top 100 banks globally access the money they need. BNY supports governments in funding local projects and works with over 90% of the top 100 pension plans to safeguard investments for millions of individuals, and so much more. As of June 30, 2025, BNY oversees $55.8 trillion in assets under custody and/or administration and $2.1 trillion in assets under management.

BNY is the corporate brand of The Bank of New York Mellon Corporation (NYSE: BK). Headquartered in New York City, BNY has been named among Fortune’s World’s Most Admired Companies and Fast Company’s Best Workplaces for Innovators. Additional information is available on www.bny.com. Follow on LinkedIn or visit the BNY Newsroom for the latest company news.

CONFERENCE CALL INFORMATION

Robin Vince, Chief Executive Officer, and Dermot McDonogh, Chief Financial Officer, will host a conference call and simultaneous live audio webcast at 9:30 a.m. ET on July 15, 2025. This conference call and audio webcast will include forward-looking statements and may include other material information.

Investors and analysts wishing to access the conference call and audio webcast may do so by dialing +1 (800) 390-5696 (U.S.) or +1 (720) 452-9082 (International), and using the passcode: 200200, or by logging onto www.bny.com/investorrelations. Earnings materials will be available at www.bny.com/investorrelations beginning at approximately 6:30 a.m. ET on July 15, 2025.

An archived version of the second quarter conference call and audio webcast will be available beginning on July 15, 2025 at approximately 2:00 p.m. ET through August 15, 2025 at www.bny.com/investorrelations.

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